                                                                   Exhibit 10.06

                               SUBLEASE AGREEMENT

     This SUBLEASE AGREEMENT ("Sublease") is made as of JUNE 1, 2006 by and between Starkey Laboratories, Inc., a Minnesota corporation, having its principal office at 6600 Washington Ave. South, Eden Prairie, Minnesota 55344 ("Sublessor") and Heartware, Inc., a Florida corporation, having its principal office at 3351 Executive Way, Miramar, Florida 33025 ("Sublessee"), individually as a "Party" and collectively as the "Parties."

     RECITALS

     1. Sublessor leases approximately 14,617 rentable square feet of space (the "Premises") in a building located at 3301 Executive Way, Miramar, Florida 33025 (the "Building"), pursuant to a "Business Lease" dated September 13, 1994 (attached hereto and made a part of as Exhibit A), as amended by a "Lease Extension" Agreement dated March 29, 2005 (attached hereto and made a part of as Exhibit B) by and between Sublessor as "Lessee" and Sunbeam Properties, Inc., a Florida corporation, as Lessor ("Lessor");

     2. The Business Lease (Exhibit A) and Lease Extension Agreement (Exhibit B) shall be referred to collectively herein as the "Lease";

     3. Sublessee wishes to sublet the entire Premises from Sublessor; and

     4. The Parties wish to set forth the terms and conditions on which Sublessee shall sublet the Premises from Sublessor.

NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Sublessee to Sublessor and the mutual terms, covenants, and conditions set forth herein, including without limitation the Recitals, Sublessor does hereby sublet the Premises to Sublessee.

     1.   TERM.

          (a) The term of this Sublease (the "Term") shall commence on JUNE 1, 2006 (the "Commencement Date") and terminate on APRIL 30, 2008 (the "Expiration Date"), unless terminated sooner or, extended under the terms of the Lease or this Sublease.

          (b) Should the Lease terminate during the Term for any reason, other than the default of, or surrender of the Premises by Sublessor, the Sublease shall terminate with the same force and effect as if such Termination Date had been specified (in the Sublease) as the Expiration Date. Notwithstanding the foregoing, if the Lease gives Sublessor any right to terminate the Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building, the exercise of such right by Sublessor shall not constitute a default or breach by Sublessor.

          (c) Possession of the Sublet Premises ("Possession") shall be delivered to Sublessee on the Commencement Date. If for any reason Sublessor does


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               not deliver Possession to Sublessee on the Commencement Date,
               Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee by the close of business on the 30th day following the Commencement Date, Sublessee may, but shall not be required to, terminate this Sublease without further obligation upon written notice to Sublessor. In such event, Sublessor shall promptly return the entire Security Deposit to Sublessee.

          (d) If Sublessor permits Sublessee to take Possession prior to the Commencement Date, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation, payment of rent.

     2.   RENT.

          (a) Sublessee covenants and agrees to pay Sublessor the following amounts during the Term:

               (i) Base Rent payable in monthly installments in accordance with the Rent Schedule set forth in the Lease Extension (Exhibit
                    B): "$14,188.23 per month plus applicable sales tax from June 1, 2006 through April 30, 2007; and, $14,755.76 per month plus applicable sales tax from April 30, 2007 through April 30, 2008";

               (ii) As Additional Rent, an amount equal to Sublessor's
                    proportionate share of any and all maintenance, taxes or other assessments imposed by Lessor on Sublessor pursuant to Paragraphs 25, 26, and 27 of Exhibit A, including all escalations of such amounts;

               (iii) As Additional Rent, an amount equal to electricity, gas and similar charges for the Premises as described in Paragraph 8 of Exhibit A, within ten (10) days of Sublessor's receipt of an invoice from Lessor; and

               (iv) As Additional Rent, such other sums of money as shall become due and payable by Sublessor to Lessor pursuant to Exhibits A or B due to the actions or inactions of the Sublessee in default of this Sublease within thirty (30) days of Sublessee's receipt of an invoice from Sublessor.

          (b) The Base Rent and Additional Rent described above shall be paid to Sublessor at the address set forth in Section 14, or at such other place as Sublessor may designate on the first day of each month throughout the Term, without any notice, set off, or deduction. If Sublessee fails to pay any Base Rent or Additional Rent within ten (10) days after same is due,


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               such unpaid amount shall bear an eight percent (8%) late charge, which will be immediately due and payable. The payment of such late charge shall be in addition to all other rights and remedies available to Sublessor in the case of nonpayment of Base Rent or Additional Rent. For any partial month, the Base Rent and Additional Rent shall be prorated on the basis of a thirty (30) day month.

          (c) Sublessee's obligation to make payments of Base Rent and Additional Rent shall survive the Expiration Date or earlier termination of the Sublease.

     3. TAXES. Sublessee shall pay before delinquency all occupancy taxes relating to Sublessee's occupancy, all rent taxes payable with respect to the rent payable herein (See, Section 2), and all property taxes and assessments on the furniture, fixtures, equipment, and other property of Sublessee at any time situated on, or installed in the Premises.

     4. USE. Sublessee shall use the Premises as a medical laboratory and research and development and manufacturing facility with offices ancillary thereto and for no other purpose. Sublessee shall use and occupy the Premises in a manner not inconsistent with the terms of the Lease. Sublessee shall comply, at Sublessee's sole cost and expense, with all applicable federal, state, and local laws, regulations, codes, ordinances, and administrative orders having jurisdiction over the Premises, including without limitation, the Americans with Disabilities Act, the 1964 Civil Rights Act, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Resource Conservation and Recovery Act, and all amendments to any such laws. Sublessee shall not be responsible for any liability or damages (including attorneys' fees and expenses) arising out of or relating to Sublessor's non-compliance with any of the foregoing on or prior to the date Sublessor takes Possession of the Premises.

     5.   COMPLIANCE WITH UNDERLYING LEASE.

          (a) Sublessee covenants and agrees, to the extent the same relates to the Premises, to observe and perform all terms, covenants, and conditions to be performed by Sublessor, as Lessee, under the Lease, and further covenants and agrees not to do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated. All terms, covenants, and conditions of the Lease are incorporated herein with the same force and effect as if herein set forth in full and wherever the term "Lessee" occurs in the Lease the same shall be deemed to refer to Sublessee and wherever the term "Lessor" occurs in the Lease, the same hall be deemed to refer to Sublessor, except as limited by Section 6 below. However, all grace and cure periods specified in the Lease shall, for purposes of determining compliance by Sublessee with the provisions herein, be each reduced by two (2) days.


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          (b) Sublessor represents and warrants that, as of the date hereof and as of the date it delivers Possession to Sublessee, the Lease shall constitute the entire contractual arrangement between Lessor and Sublessor with regard to the Premises and be in full force and effect, and no default shall have occurred and be continuing thereunder. This representation and warranty shall survive the execution, delivery and performance of this Sublease. During the term of this Sublease, Sublessor shall make all payments to Lessor required under the Lease as and when due, without offset or deduction.

     6. PERFORMANCE BY LESSOR. Sublessor does not assume any obligation to perform the terms, covenants, obligations and conditions of the Lessor as set forth in the Lease. In the event Lessor fails to perform any of its terms, covenants, obligations or conditions set forth in the Lease, Sublessor shall be under no obligation to Sublessee. Sublessor shall cooperate with Sublessee, at no cost to Sublessor, in seeking to obtain the performance of Lessor under the Lease. In addition, Sublessee shall have the right to take any action against the Lessor in its own name, and for that limited and exclusive purpose, all rights of Sublessor under the Lease shall be conferred upon and assigned to Sublessee, and Sublessee shall be subrogated to such rights to the extent the same are applicable to the Premises. In any event, Sublessee shall not be allowed any abatement or diminution of Base Rent or Additional Rent under this Sublease because of Lessor's failure to perform any of its obligations under the Lease. Notwithstanding the foregoing, if Sublessor receives an abatement or diminution of rent or additional rent from Lessor that relates to the Premises, Sublessee shall be entitled to a proportional abatement or diminution of Base Rent or Additional Rent minus a deduction of a proportionate share of all expenses, if any, incurred by Sublessor in connection with obtaining the abatement or diminution.

     7. SECURITY DEPOSIT. As additional security for faithful and prompt performance of its obligations, Sublessee shall concurrently with the execution of this Sublease pay to Sublessor the sum of Three Thousand and 00/100 Dollars ($3,000) (the "Security Deposit"). Sublessor may, but is not obligated to, apply the Security Deposit to cure any default of Sublessee. Sublessor shall not pay any interest on the Security Deposit except as required by law. If Sublessor has not applied all of the Security Deposit to cure one or more defaults under this Sublease, then the Security Deposit, or such remaining portion thereof, shall be paid to Sublessee thirty (30) days after termination of the Sublease. In the event Sublessor expends all or any part of the Security Deposit to cure a default, then, on notice from Sublessor to Sublessee, Sublessor shall pay to Sublessee an amount sufficient to replenish the Security Deposit to the sum of $3,000. The Security Deposit shall not be deemed an advance payment of rent or a measure of Sublessor's damages for any default by Sublessee.

     8.   ASSIGNMENT. Sublessee shall not have the right to:

          (a) Assign or transfer any interest in this Sublease without the prior, written consent of Sublessor and Lessor, which consent may be withheld for any


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               reason; provided, that Sublessor's consent shall not be required for an assignment of this Sublease to a wholly-owned subsidiary of Sublessee or to successors of Lessee resulting from a merger or consolidation of Sublessee's assets or to any corporation or other business entity which controls, is controlled by, or is under common control with Lessee. For the purpose hereof, "control" shall be deemed to mean ownership of more than fifty (50%) percent of all of the voting stock of such corporation or more than fifty (50%) of all the legal and equitable interests in any other business entity, and in either case, the ability to control the actions and policies of such corporation or other business entity. Notwithstanding, Sublessee shall remain liable for all of its obligations under this Sublease irrespective of any assignment, unless specifically released in writing by Sublessor pursuant to this paragraph;

          (b) Further sublet the Premises without the prior, written consent of Sublessor and Lessor, which consent may be withheld for any reason; or

          (c) Use the Premises for any purpose other than as a medical laboratory and research and development and manufacturing facility with offices ancillary thereto.

     9. INSURANCE. Sublessee shall maintain the insurance required in Paragraph 22 of the Lease Extension (Exhibit B): "Liability insurance containing a single limit of not less than $1,000,000 for both property (including but not limited to fire hazard) and bodily injury." All rights and benefits specified for Lessor pursuant to the Lease shall inure to the benefit of Lessor and Sublessor. Sublessee shall name Sublessor and Lessor as additional insured's in Sublessee's insurance policy which shall contain provisions that it will not be cancelable except upon at least thirty (30) days prior written notice to all insured's and that the act or omission of one insured will not invalidate the policy as to the other insured's. Upon the execution of this Sublease, Sublessee shall deliver to Sublessor a Certificate of Insurance evidencing said insurance coverage.

     10. CONDITION OF SUBLET PREMISES. Sublessee represents that it has inspected the Premises and agrees to accept them in their present, "as is" condition. Sublessee acknowledges that no representations, express or implied, with respect to the condition of the Premises have been made to the Sublessee by the Sublessor. Any work required by Sublessee to prepare the Premises for its occupancy shall be paid for by Sublessee and shall be subject to all of the conditions set forth in this Sublease and/or the Lease. Notwithstanding the foregoing, Sublessor shall deliver Possession of the Premises in broom clean condition.

     11.  DEFAULT.

          (a) Sublessee shall be in breach and default of this Sublease upon the occurrence of any of the following events, after the notice and cure periods referred to in Section 11(b):


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               (i)  Fails to fulfill any terms, obligations, covenants, or conditions of the Sublease;

               (ii) Fails to perform any terms, obligations, covenants, or conditions of the Lease with respect to the Premises; or

               (iii) Is adjudged bankrupt or insolvent, or makes an assignment for the benefit of creditors.

          In the event of default, Sublessor shall immediately have any and all rights and remedies available to it at law and equity, including all rights and remedies of Lessor described in the Lease, which are incorporated herein and made a part hereof with the same force and effect as if specifically set forth in full, and wherever in the Lease rights and remedies are given to Lessor, the same shall be deemed to refer to Sublessor.

          (b) Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall, prior to Sublessee being in default or any interest or late charge being imposed, or Sublessor having any rights or remedies, be entitled to receive (i) ten (10) days advance written notice in the case of any non-payment of money (including rent) by Sublessee and (ii) thirty (30) days advance written notice in the case of non-performance of any term other than the payment of money; provided, however, in the event such non-performance cannot be reasonably cured by Sublessee within thirty (30) days after written notice from Sublessor, Sublessee shall have an additional period of time as is reasonable under the circumstances for Sublessee to cure said non-compliance with the terms of this Sublease provided Sublessee shall at all times diligently pursue said cure. Notwithstanding the previous statement, Sublessee shall have no more than sixty (60) days after written notice from Sublessor to cure non-compliance with the terms of this Sublease.

     12. SUBLEASE CONSENT. This Sublease shall become effective only if the written consent of Lessor to this Sublease and the matters reflected under the heading "Lessor Consent" below is obtained by signature of this Sublease. If such written consent is not obtained then this Sublease shall be void and of no force or effect and Sublessor shall return any Security Deposit to Sublessee and neither Party shall have any further obligation to the other. Both Parties shall promptly furnish to the Lessor any information reasonably required by Lessor, and to execute any consent form reasonably required by the Lessor.

     13.  INDEMNITY.

          (a) Sublessee shall fully indemnify, defend, and hold Sublessor and its directors, officers, stockholders, employees and agents harmless from and against any and all actions, claims, demands, damages, liabilities, and expenses , including without limitation reasonable attorneys' fees and costs ("Claims"), asserted against, imposed upon, or incurred by any of them resulting from:


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               (i)  Any violation caused, suffered, or permitted by Sublessee, its agents, contractors, servants, licenses, employees, or invitees, of any of the terms, covenants, or conditions of the Lease or this Sublease;

               (ii) Any violation of, or cost of compliance with, any federal, state, and local laws, regulations, codes, ordinances, and administrative orders having jurisdiction over the Premises, including without limitation, the Americans with Disabilities Act, the 1964 Civil Rights Act, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Resource Conservation and Recovery Act, and all amendments to any such laws, to the extent the facts giving rise to the foregoing occur after Sublessee takes Possession of the Premises; and

               (iii) Any damage or injury to persons or property occurring upon or in connection with Sublessee's use or occupancy of the Premises after Sublessee takes Possession of the Premises.

          (b) Sublessor shall fully indemnify, defend, and hold Sublessee and its directors, officers, stockholders, employees and agents harmless from and against any and all Claims asserted against, imposed upon, or incurred by any of them, resulting from the following:

               (i) Any violation caused, suffered, or permitted by Sublessor, its agents, contractors, servants, licenses, employees, or invitees, of any of the terms, covenants, or conditions of the Lease;

               (ii) Any violation of, or cost of compliance with, any federal, state, and local laws, regulations, codes, ordinances, and administrative orders having jurisdiction over the Premises, including without limitation, the Americans with Disabilities Act, the 1964 Civil Rights Act, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Resource Conservation and Recovery Act, and all amendments to any such laws, to the extent the facts giving rise to the foregoing occur before Sublessee takes Possession of the Premises; and

               (iii) Any damage or injury to persons or property occurring upon or in connection with Sublessor's use or occupancy of the Premises before Sublessee takes Possession of the Premises.

          (c) Any person seeking indemnification hereunder shall promptly notify the party from which indemnification is sought of the existence of a Claim; provided, that any delay in notifying the indemnifying party shall not affect the indemnification


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          hereunder unless the delay materially adversely affects the defense of the Claim or materially increases liability thereunder. The indemnifying party shall have the right to assume the defense of the Claim with counsel of its choosing, but shall consult with counsel for the indemnified party regarding the Claim subject to execution of a customary joint defense agreement. If the indemnifying party does not notify the indemnified party that it is assuming the defense of a Claim within 10 days after the indemnifying party receives notice of the Claim, the indemnified party may defend the Claim at the expense and for the account of the indemnifying party. The indemnifying party may not enter into a settlement of a Claim involving anything other than the payment of money (which it pays) without the prior consent of the indemnified party.

          (d) All obligations under this Section 13 shall survive the Expiration Date or earlier termination of this Sublease.

     14. NOTICE. Any notice, request, consent, statement, or other communication required or made by either Party shall be in writing, effective upon receipt by the other Party and sent to each other by U.S. mail, postage prepaid, or by a recognized overnight delivery service such as Federal Express, at the following addresses:

                    Sublessor:                   Sublessee:

          Starkey Laboratories, Inc.      HeartWare, Inc.
          6600 Washington Ave. S.         3351 Executive Way
          Eden Prairie, Minnesota 55344   Miramar, Florida 33025
          Attn: Scott A. Nelson,          Attn: Iliana Garcia
          Vice President of Finance       Telephone: 954-874-1146
          Telephone: 952-941-6401         Telefax: 954-874-1156
          Telefax: 952-947-4739

     15. SURRENDER OF SUBLET PREMISES. Upon the Expiration Date or earlier termination, Sublessee, at Sublessee's sole cost and expense, shall quit and surrender the Premises to Sublessor in the same good order and condition as Sublessor is delivering them to Sublessee, except for ordinary wear and tear.

     16. SUBORDINATION. This Sublease shall, at Lessor's option, be subordinate or superior to the lien of any mortgage covering the Building. Sublessee shall execute promptly any instrument that Lessor may reasonably request to confirm that this Sublease is superior or subordinate in lien to any mortgage. In the event of a foreclosure of a mortgage covering the Building, which mortgage is prior in lien to this Sublease, then notwithstanding such foreclosure, Sublessee shall not disaffirm this Sublease or any of its obligations herein and at the request of the mortgagee or the purchaser at the foreclosure sale, Sublessee shall attorn to such mortgagee or purchaser and if required, execute a new Sublease for the Premises on the same terms and conditions of this Sublease, except that the term of a new sublease shall be for the balance of the Term.


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     17.  CONSENT. Sublessee acknowledges that where consent of Lessor is required under the Lease, Sublessor's consent is also required.

     18. ACCESS. The Sublessor, its agents, employees, prospective purchasers, prospective mortgagees, and prospective Lessees may, from time to time, enter the Premises during the term of this Sublease during reasonable business hours upon reasonable notice for reasonable business purposes related to Sublessor's status as leaseholder; provided, that such access shall not disrupt Sublessee's business operations.

     19. SEVERABILITY. If any term or provision of the Sublease shall be adjudged invalid or unenforceable, the remaining terms of the Sublease shall not be affected. Each term of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

     20. BROKER INDEMNITY. Each Party represents to the other and to Lessor that no broker participated in the negotiations leading to the Sublessee's rental of the Premises from the Sublessor and therefore no broker is due a commission from this Sublease. Sublessor and Sublessee hereby indemnify each other and Lessor against the claims of any broker for a commission or other payment or fee as a result of this Sublease.

     21. LIMITATION OF LIABILITY. In no event shall either party be liable to the other for penalties or liquidated damages, or for special, indirect, consequential, or incidental losses or damages including, but not limited to, lost profits, lost or damaged data, loss of use of facility or equipment, or the failure or increased expense of operations, regardless of whether any such losses or damages are characterized as arising from breach of contract, breach of warranty, tort, strict liability, or otherwise, even if a party is advised of the possibility of such losses or damages, or if such losses or damages are foreseeable.

     23. SUCCESSORS AND ASSIGNS. The obligations of the Parties set forth herein shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     24. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Florida.

     25. ESTOPPEL CERTIFICATES. Each Party shall promptly furnish to the other (the "Requesting Party"), or to anyone whom the Requesting Party designates, a written statement regarding the status of any matter pertaining to the Sublease, including without limitation, acknowledgment of the extent to which each Party is in compliance with its obligations under the terms of the Sublease.

     27. WAIVER OF SUBROGATION. Any insurance carried by Sublessee with respect to the Premises or property therein shall include a clause or endorsement denying to the insurer rights of subrogation against Sublessor to the extent rights have been waived by Sublessee prior to occurrence of injury or loss. Sublessee, hereby


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          waives any rights of recovery against Sublessor for injury or loss due to assets covered by such insurance.

     28. HOLDOVER. If, after the Expiration Date or earlier termination of the Sublease, Sublessee remains in possession of the Premises in such a manner as to create a holdover situation under the Lease, then Sublessee shall indemnify and hold Sublessor harmless from and against any and all actions, claims, demands, liabilities, loss, expenses, and damages incurred by Sublessor, including without limitation attorneys' fees and costs, under the Lease or otherwise arising from or related to Sublessee's failure to surrender possession of the Premises.

     29. AUTHORITY. Each party represents and agrees that it has lawful authority to execute this Sublease and approval of any other person, firm, or corporation is not required or has been duly obtained, and that this Sublease constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof.

     30. TIME OF THE ESSENCE. Time is of the essence of each and every provision of the Sublease.

     31. FORCE MAJEURE. In no event shall either party be liable for the failure to perform any obligation under the Sublease in the event that such party is prevented from doing so by strike, lockout, breakdown, accident, order, regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such services, or because of war or other emergency, or for any similar or dissimilar cause beyond such party's reasonable control ("Force Majeure"), or for any cause due to any act or neglect of the other party or its servants, agents, employees, licensees, or any person claiming through the other party.

     32. MECHANICS' LIENS. Sublessee shall not permit any mechanics' or materialmens' liens to be filed against the Premises. In the event any such lien is filed, Sublessee shall discharge such lien within forty five (45) days. If Sublessee fails to do so, Sublessor hall have the right to discharge such lien and to be reimbursed by Sublessee for the full cost upon Sublessor's demand. Further, Sublessee shall hold and save Sublessor harmless and indemnify Sublessor of and from any and all loss, cost, damage, injury, or expense, including attorneys' fees and costs, arising out of or in any way related to such liens.

     33. ENTIRE AGREEMENT. This Sublease contains the entire agreement between the Parties, and no rights are created in favor of either Party other than as set forth herein. This Sublease may be modified but only in writing signed by both Parties.

     34. INCONSISTENCY. In the event of any inconsistency between the terms of the Lease and the terms of the Sublease, such inconsistency shall be resolved as follows: If


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          the inconsistency relates to the obligations of or restrictions on
          Sublessee, it will be resolved in favor of that obligation which is more onerous to Sublessee or that restriction which is more restrictive of Sublessee, as the case may be.

     35. HOLDOVER. Notwithstanding anything to the contrary contained hereinabove, Sublessor acknowledges that in the event Sublessee holds over in the Premises beyond the end of the term of the Lease, Sublessor shall be responsible for paying rent, Lessee's Proportionate Share of Expenses and the holdover penalty for the entire Premises during the period of the Sublessee's holdover, regardless of whether the Sublessee is subleasing and/or occupying all or only a portion of the Premises.

     36. MATERIAL CONDITION. Lessor's consent herein is expressly conditioned upon Sublessor's continued liability to Lessor for the payment of Base Rent, Additional Rent, and the performance of all other duties and obligations of Lessee set forth in the Lease.

IN WITNESS WHEREOF, the parties have hereto executed this Sublease on the date referenced above.

SUBLESSOR (STARKEY LABORATORIES, INC.):


/s/ Scott A. Nelson
-------------------------------------
BY: SCOTT A. NELSON,
VICE PRESIDENT OF FINANCE

SUBLESSEE (HEARTWARE, INC.):


BY: /s/ David McIntyre
    ---------------------------------
TITLE: Chief Financial Officer

                                LESSOR'S CONSENT

     Sunbeam Properties, Inc., a Florida corporation, as Lessor under a "Business Lease" dated September 13, 1994 (Exhibit A), as amended by a "Lease Extension" Agreement dated March 29, 2005 (Exhibit B), wherein Starkey Laboratories, Inc., a Minnesota corporation, is Lessee, for certain Premises located within 3301 Executive Way, Miramar, Florida 33025 (the "Lease"), hereby acknowledges receipt of and consents to the foregoing Sublease Agreement between Starkey Laboratories, Inc. (as "Sublessor") and Heartware, Inc. (as "Sublessee"). In addition, Lessor agrees that:


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


1. Lessor's consent shall not be required for an assignment of this Sublease to a wholly-owned subsidiary of Sublessee or to successors of Sublessee resulting from a merger or consolidation of Sublessee's assets or to any corporation or other business entity which controls, is controlled by, or is under common control with Sublessee. For the purpose hereof, "control" shall be deemed to mean ownership of more than fifty (50%) percent of all of the voting stock of such corporation or more than fifty (50%) of all the legal and equitable interests in any other business entity, and in either case, the ability to control the actions and policies of such corporation or other business entity. Notwithstanding, Lessee shall remain liable for all of its obligations under the Lease (Exhibit A) irrespective of any assignment, unless specifically released in writing by Lessor pursuant to this paragraph.

2. The Lease constitutes the entire contractual arrangement between Lessor and Sublessor with regard to the Premises and is in full force and effect on the date hereof. No default has occurred and is continuing thereunder.

3. Lessor shall deliver to Sublessee copies of all notices of default, non-compliance or late payment that Lessor delivers to Sublessor under the Lease, as and when such notices are delivered to Sublessor.

LESSOR (SUNBEAM PROPERTIES, INC.)


BY: /s/
    ---------------------------------
TITLE: Vice President
DATE: 9/5/06


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